EXHIBIT 31.1

CERTIFICATION

I, Peter Thawnghmung, certify that:

1.I have reviewed this Form 10-K/A of YO-Health, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 12, 2023	/s/ Peter Thawnghmung
Peter Thawnghmung
Chief Executive Officer
(Principal Executive Officer)